UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2012

Stevia Agritech Corp.
(Exact name of Registrant as specified in its charter)

Nevada	333-171486	33-1219445
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

304, 1020 14th Ave., SW, Calgary, Alberta, Canada, T2R 0N9
(Address of principal executive offices)

403-850-8227
 (Registrant’s telephone number, including area code)

Kids Only Market, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

In connection with Kids Only Market, Inc.’s (the “Company”) receipt of approval from the Financial Industry Regulatory Authority (“FINRA”), effective May 7, 2012, the Company amended its Articles of Incorporation to change its name from “Kids Only Market, Inc.” to “Stevia Agritech Corp.” (the “Name Change”).

The full text of the amendment to the Company’s Articles of Incorporation to give effect to the Name Change is filed herewith as Exhibit 3.1 and incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

Stock Split

On May 7, 2012, the Company effected a 15 for 1 forward stock split of all of its issued and outstanding shares of common stock (the “Stock Split”).  Shareholders of the Company holding certificated shares will be credited the additional shares upon surrender of their stock certificate to the Company’s transfer agent.  The forward split will increase the number of the Company’s issued and outstanding common stock to 43,500,000, from the current 2,900,000.

Symbol Change

In connection with the Name Change described in Item 5.03 above, FINRA assigned the Company a new stock symbol, “STVE.”  In accordance with FINRA rules, the symbol change will not take effect for 30 business days after the effective date of the Name Change and Stock Split.  In addition, as a result of the Stock Split, FINRA has placed a “D” on the Company’s current stock symbol “KOMKD,” such “D” to be removed 20 business days from the open of business on May 7, 2012.

SECTION 9 –  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Text of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stevia Agritech Corp.

	By:	/s/ Lester Esguerra Martinez
Lester Esguerra Martinez
Date: May 7, 2012		Chief Executive Officer